United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 31, 2014, ePlus Technology, inc. (the “Company”), a wholly owned subsidiary of ePlus inc., entered into  Amendment No. 1 (the “Amendments”) to both its Amended and Restated Agreement for Wholesale Financing and Amended and Restated Business Financing Agreement dated July 23, 2012, with GE Commercial Distribution Finance (“GECDF”) in connection with its credit facility. The Amendments primarily provide for an increase in the aggregate limit of the two components of the credit facility to $225 million with an accounts receivable component sublimit of $30 million. In addition, the Amendments modify certain covenants providing more flexibility for payments between ePlus inc. and its subsidiaries.

From time to time the Company and its affiliates sell and lease IT equipment and software to affiliates of GECDF.  There are no other material relationships between the Company and GECDF.

The foregoing descriptions of the Amendments are qualified in their entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.  The following Exhibits are filed herewith as part of this report:

Exhibit No.                                Description

10.1	Amendment No. 1 to Amended and Restated Agreement for Wholesale Financing, dated July 31, 2014, between ePlus Technology, inc. and GE Commercial Distribution Finance Corporation

10.2	Amendment No. 1 to Amended and Restated Business Financing Agreement, dated July 31, 2014, between ePlus Technology, inc. and GE Commercial Distribution Finance Corporation

99.1	Press release dated August 5, 2014, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: August 6, 2014